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                       AMENDMENT NO. 1 TO LEASE AGREEMENT

                 THIS AMENDMENT NO. 1 TO LEASE AGREEMENT (this 'Amendment') , made as of April 29, 1998 between Cedar Brook Corporate Center, L.P., 1000 East Park Boulevard, Cranbury, New Jersey 08512 ("Landlord"), and Enamelon, Inc., a New Jersey corporation, located at 758 Route 18, Room 102, East Brunswick, New Jersey 08816 ("Tenant"),

                              W I T N E S S E T H:

                 WHEREAS, Landlord and Tenant are parties to a Lease Agreement made January 1, 1998 (the "Lease") with respect to premises located at 7 Cedar Brook Drive, Cranbury, New Jersey 08512, with occupancy scheduled to commence on June 1 1998; and

                 WHEREAS, Landlord and Tenant desire to amend and restate the provision of the Lease relating to the Security Deposit;

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises set forth herein, Landlord and Tenant hereby agree as follows:

                 1. Amendment to Lease. paragraph 38 of the Lease be and it hereby is amended and restated to read in its entirety as follows:

                 "Security. Upon execution of this Lease, Tenant shall deposit with Landlord the sum of $136,161.21 representing an estimate of five (5) months rent, as security for the full and faithful performance of its obligations under this Lease. Prior to the Commencement Date, Tenant shall deposit with Landlord any additional sum to bring the Security Deposit up to a full five
                 (5) months rent, based on Paragraph 4 (the "Original Deposit") Landlord agrees that Tenant shall be entitled to receive six percent (6%) interest per annum on sixty percent (60%) of the Original Deposit, as set forth herein. Landlord, accordingly, further agrees1 that Landlord shall return to Tenant twenty percent (20%) of the Original Deposit at the end of each year for the first three (3) years of this Lease, plus six percent (6%) interest on sixty percent (60%) of the Original Deposit at the conclusion of year one, six percent (6%) on forty percent (40%) of the Original Deposit at the conclusion of year two (2) and six percent (6%) on twenty percent (20%) of the Original Deposit, at the conclusion of year three (3); provided, however, that in each instance, Tenant's annual financial statement indicates that it has Ten Million Dollars ($10,000,000) cash on hand. It is the intention of the parties that Landlord shall never hold less than two (2) months security. Upon Termination of this Lease, and provided Tenant is not in default hereunder and has performed all of the conditions of this Lease, Landlord shall return the remaining Security Deposit to Tenant. Tenant covenants and agrees that it will not assign, pledge, hypothecate, mortgage or otherwise encumber the security during the term of this Lease. It is expressly understood and agreed that Landlord shall not be required to segregate the security."

                 2. Affirmation of Lease. The remainder of the Lease be and it hereby is ratified and confirmed, in its entirety, except as expressly amended herein.

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                 IN WITNESS WHEREOF, the parties hereto have executed this
Amendment on the date first above written.

                                       Cedar Brook Corporate Center, L.P.
                                       By: /S/ Cedar Brook
                                           ---------------
                                           Landlord

                                       Enamelon, Inc.

                                       By: /S/ Edwin Diaz
                                           --------------
                                           Vice President-Finance,
                                           Chief Financial Officer and
                                           Treasurer